Exhibit 4.23

Number:

Equity Transfer Agreement

On

5I5J Holding Group Co., Ltd.

Between

Beijing Hezhao Jiusheng Investment Co., Ltd.,

Kunming Handing Shiji Enterprise Management Co., Ltd.,

Tibet Shengju Investment Co., Ltd.

And

58 Co., Ltd.

June 2018

Equity Transfer Agreement*

On

5I5J Holding Group Co., Ltd.

* Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

This Agreement is made and entered into by and between the following parties this [22]th day of June, 2018 in [Beijing]:

Party A (Transferor):

Party A 1: Beijing Hezhao Jiusheng Investment Co., Ltd.

Shenzhen Special Securities Account Number: [  ]

Domicile: [Room 218, 2nd Floor, Chenyun Building, 8 Beichen East Road, Chaoyang District, Beijing]

Legal Representative: [He Daofeng]

Party A 2: Kunming Handing Shiji Enterprise Management Co., Ltd.

Shenzhen Special Securities Account Number: [  ]

Domicile: [No. 1116, Building 4, Shuianyuyuan High-rise Business Office, Land block 29#, Information and Industrial Base, Kunming Economic and Technological Development Area, Yunnan Province]

Legal Representative: [He Daofeng]

Party A 3: Tibet Shengju Investment Co., Ltd

Shenzhen Special Securities Account Number: [  ]

Domicile: [Securities Business Department, Chagu Avenue, Liuwu New District, Lhasa City, Tibet ]

Legal Representative: [Jiang Dongling]

And

Party B (Transferee): 58 Co., Ltd.

Shenzhen Special Securities Account Number: [  ]

Domicile: [Room 210-03, 2nd Floor, Building C, Nangang Industrial Zone, Tianjin Economic and Technological Development Area ]

Legal Representative: [Yao Jinbo ]

Party A1, Party A2 and Party A3 are hereinafter referred to collectively as Party A or the Transferor; Party A and Party B are referred to individually as one party, each party or either party and collectively as the Parties.

Whereas, the 5I5J Holding Group Co., Ltd. (hereinafter referred to as the Subject Company or the Listed Company) is a joint stock limited company lawfully incorporated and validly existing, with its Uniform social credit code:[915301002165755081 ], its registered capital of RMB[1,811,923,732] (the following sums mentioned hereinafter are all in RMB) and its capital stock of [1,811,923,732] shares; the shares of the Subject Company is listed on the Shenzhen Stock Exchange (with its stock code:[000560]).

Whereas, Party A 1 is a limited liability company lawfully incorporated and validly existing and is the shareholder of the Subject Company; at the time of signing of this Agreement, Party A1 lawfully holds [115,658,844 ] Floating Shares Without Trading Limited Conditions of the Subject Company, which account for a [6.38 ]% of the total capital stock of the Subject Company (the percentage points mentioned in this Agreement are to be rounded to two decimal places);

Whereas, Party A 2 is a limited liability company lawfully incorporated and validly existing and is the shareholder of the Subject Company; at the time of signing of this Agreement, Party A2 lawfully holds [113,144,522 ] Floating Shares Without Trading Limited Conditions of the Subject Company, which account for a [6.24]% of the total capital stock of the Subject Company.

Party A1 and Party A2 are persons acting in concert and are controlled by Mr.[He Daofeng].

Whereas, Party A 3 is a limited liability company lawfully incorporated and validly existing and is the shareholder of the Subject Company; at the time of signing of this Agreement, Party A3 lawfully holds [44,337,394 ] Floating Shares Without Trading Limited Conditions of the Subject Company, which account for a [2.45 ]% of the total capital stock of the Subject Company;

Whereas, Party B is the wholly-owned domestic-funded company of Wu Ba Group, and the registered capital of Party B is RMB[100,000,000];

Whereas, Party A1, Party A2 and Party A3 intend to transfer their combined total of [150,000,000] floating shares without trading limited conditions of the Subject Company (accounting for [8.28 ]% of the capital stock of the Subject Company) to Party B in accordance with the terms and conditions of this Agreement, and Party B agrees to acquire such stock in accordance with the terms and conditions of this Agreement: to acquire [80,000,000 ] shares from Party A1 ([4.42 ]% of the capital stock of the Subject Company), to acquire [35,000,000 ] shares from Party A2 ([1.93 ]% of the capital stock of the Subject Company), and to acquire [35,000,000] shares from Party A3 ([1.93 ]% of the capital stock of the Subject Company) (hereinafter referred to as this Equity Transfer).

Now Therefore, in consideration of the foregoing recitals, in order to specify the obligations and rights of each party hereto, Party A and Party B, through amicable negotiation, agree to conclude this Agreement on this Equity Transfer under the following terms and conditions:

Article 1 Transfer of Target Stock and Transfer Price

1.1	Transfer of Target Stock

The Target Stock to be transferred in this Equity Transfer is a total of [150,000,000 ] floating shares without trading limited conditions of the Subject Company (accounting for [8.28 ]% of the capital stock of the Listed Company) held by Party A1, Party A2 and Party A3, among which Party A1 is to transfer [80,000,000 ]shares (accounting for [4.42 ]% of the capital stock of the Listed Company), Party A2 is to transfer [35,000,000 ]shares (accounting for [1.93 ]% of the capital stock of the Listed Company), and Party A3 is to transfer [35,000,000 ]shares (accounting for [1.93 ]% of the capital stock of the Listed Company). Party B agrees to acquire such stock in accordance with the terms and conditions of this Agreement. After the closing of this Equity Transfer, the residual stock held by Party A1, Party A2 and Party A3 in the Subject Company will be [35,658,844 ] shares (accounting for [1.97% ]% of the total stock of the Listed Company), [78,144,522 ] shares (accounting for [4.31% ]% of the total stock of the Listed Company), and [9,337,394 ] shares (accounting for [0.52% ]% of the total stock of the Listed Company) respectively. Party B is to hold the Target Stock directly.

1.2	Transfer Price of Target Stock

The Parties hereto agree that the Unit Transfer Price of the Target Stock in this Equity Transfer is RMB[7.12 ] a share, and the Total Transfer Price of the Target Stock is RMB[1,068,000,000], among which the total transfer price of the [80,000,000 ] shares to be transferred by Party A1 is RMB[569,600,000 ] (SAY CHINESE YUAN FIVE HUNDRED AND SIXTY-NINE MILLION SIX HUNDRED THOUSAND ONLY), the total transfer price of the [35,000,000] shares to be transferred by Party A2 is RMB[249,200,000 ] (SAY CHINESE YUAN TWO HUNDRED AND FORTY-NINE MILLION TWO HUNDRED THOUSAND ONLY), and the total transfer price of the [35,000,000] shares to be transferred by Party A3 is RMB[249,200,000] (SAY CHINESE YUAN TWO HUNDRED AND FORTY-NINE MILLION TWO HUNDRED THOUSAND ONLY). Each party hereto confirms that the above prices are fixed prices and such prices remain unchanged after the effectiveness of this Agreement in spite of the fluctuation of the share prices of the Listed Company.

Party B is to pay Party A in cash for the equity transfer.

Article 2 Payment of Consideration and Transfer of Target Stock

2.1	Payment of Consideration

The Parties hereto agree that the payment method of the consideration is to be specified in the Appendix attached to this Agreement.

2.2	Transfer of Target Stock

2.2.1	The Parties hereto agree to apply to China Securities Depository and Clearing Corporation Limited Shenzhen Branch for registration of the transfer of the Target Stock to Party B within [2 ]business days of the fulfillment of the following conditions:

2.2.1.1	The Parties hereto have obtained the documents issued by Shenzhen Stock Exchange confirming the compliance of the transfer of the Target Stock.

2.2.1.2	Within the period of 30 business days of the receipt of the above-mentioned confirmation letter on compliance, Party B confirms that the funds to be paid as the residual consideration for acquisition of the Target Stock have been raised.

2.2.1.3	Party B has, on the basis of the procedures stipulated in this Agreement, paid the corresponding price to be paid before the registration of transfer.

2.2.1.4	The official registration whereby Party A pledges the Target Stock to Party B has been revoked.

2.2.1.5	Each Party hereto has presented all the documents required for the equity transfer as required by China Securities Depository and Clearing Corporation Limited Shenzhen Branch.

2.2.2	Within [30] business days of the date on which the Parties hereto have obtained the documents issued by Shenzhen Stock Exchange confirming the compliance of the transfer of the Target Stock, Party B shall completed the fund-raising stipulated in Article 2.2.1.2, failing which Party B is to be deemed as defaulting and Party A is entitled to rescind this Agreement unilaterally.

Article 3 Information Disclosure and Confirmation of Transaction Compliance

3.1	The Parties hereto agree to bear their respective obligations of information disclosure with respect to the change of equity in accordance with the relevant provisions after the effectiveness of this Agreement.

3.2	The Parties hereto shall, after the effectiveness of this Agreement and within [2] business days of the date on which Party A has the registration of the pledge of the Target Stock completely discharged, jointly submit the application for confirmation of compliance of the transfer of the Target Stock and the relevant documents to Shenzhen Stock Exchange, so as to obtain the compliance conformation documents for the transfer of the Target Stock from Shenzhen Stock Exchange.

Article 4 Party A’s Obligations

4.1	The representation and warranty made by Party A must be authentic, integrated and accurate and must be free from any fraudulent record, misguiding representation and major omission.

4.2	Party A shall, strictly in accordance with the requirements made by Shenzhen Stock Exchange and China Securities Depository and Clearing Corporation Limited Shenzhen Branch, duly notify the relevant persons bearing the information disclosure obligations of their obligations to present the relevant documents and perform relevant obligations with respect to this Equity Transfer.

4.3	Party A shall transfer the Target Stock to Party B, and Party A is under obligation to handle the formalities for registration of the equity transfer of the Target Stock and perform its information disclosure obligations according to laws.

4.4	Party A shall obtain the compliance confirmation documents of the transfer of the Target Stock from Shenzhen Stock Exchange.

4.5	Party A shall strictly observe the stipulations, representation and warranty made in this Agreement.

Article 5 Party B’s Obligations

5.1	The representation and warranty made by Party B must be authentic, integrated and accurate and must be free from any fraudulent record, misguiding representation and major omission.

5.2	Party B shall, strictly in accordance with the requirements made by Shenzhen Stock Exchange and China Securities Depository and Clearing Corporation Limited Shenzhen Branch, duly present the relevant documents and perform relevant obligations with respect to this Equity Transfer.

5.3	Party B shall, as stipulated in this Agreement, duly pay Party A the price for the Equity Transfer and shall actively cooperate with Party A and the Subject Company in duly handling the formalities for the registration of the equity transfer.

5.4	Party B shall strictly observe the stipulations, representation and warranty made in this Agreement.

Article 6 Party A’s Representation and Warranty

6.1	Party A warrants that it has the authority and capacity to conclude and perform the rights and obligations stipulated herein. For the conclusion of this Agreement, Party A has obtained the consent and authorization made by its authority, and its execution of this Equity Transfer is not in breach of any contract or commitment with legal binding force upon it or any provisions or stipulations in any other legal documents applicable to it.

6.2	If Party A breaches any stipulations made herein and therefore causes any loss to Party B, Party A shall bear the liability for compensation therefor and the relevant liability for default.

6.3	Party A is free from any pending dispute, litigation, arbitration, judicial proceeding with respect to the Target Stock or any other administrative proceedings or governmental investigation that may lead to the limitation of the right pertaining to the Target Stock; Party A is free from any threatened litigation, arbitration, judicial or administrative proceedings or governmental investigation that may lead to the attachment or the risk of attachment of the Target Stock.

6.4	After the closing of the transfer of the Target Stock, Party A shall continue observing the relevant regulations made by China Securities Regulatory Commission and Shenzhen Stock Exchange on equity transfer.

Article 7 Party B’s Representation and Warranty

7.1	Party B warrants that it has the authority and capacity to conclude and perform the rights and obligations stipulated herein. For the conclusion of this Agreement, Party B has obtained the consent and authorization made by its authority, and its execution of this Equity Transfer is not in breach of any contract or commitment with legal binding force upon it or any provisions or stipulations in any other legal documents applicable to it.

7.2	Party B warrants that its fund resource for acquisition of the Target Stock is lawful and warrants that it will pay Party A the transfer price in accordance with the provisions on sums, date and conditions stipulated in this Agreement.

7.3	Party B warrants that it will, within the time limit required by Shenzhen Stock Exchange, duly prepare and complete, among other things, the documents necessary for acquisition required by Stock Listing Rules of the Shenzhen Stock Exchange (2018 Revision), Administration of the Takeover of Listed Companies Procedures and other regulating documents.

7.4	If Party B breaches any stipulations made herein and therefore causes any loss to Party A, Party B shall bear the liability for compensation therefor and the relevant liability for default.

7.5	After the closing of the transfer of the Target Stock, Party B shall continue observing the relevant regulations made by China Securities Regulatory Commission and Shenzhen Stock Exchange on equity transfer.

Article 8 Transition Period

The period from the effective date of this Agreement to the date on which the transfer of Target Stock to Party B has been registered as stipulated herein is the Transition Period. If, in the Transition Period, share donation, Capital reserve converted into share capital, allotment, or other Ex-rights event occurs in the Subject Company, the quantity of Target Stock must be readjusted accordingly. The cash bonus will not lead to the readjustment of the quantity of Target Stock, but if, in the period from the effective date of this Agreement to the date on which the transfer of Target Stock to Party B has been registered as stipulated herein, Party A obtains cash bonus from the Subject Company, then the cash bonus related to the Target Stock must be reimbursed by Party A to Party B in equal amount.

Article 9 Liability for Default

If either Party hereto breaches its representation or warranty it makes herein or other obligation stipulated herein and therefore causes any loss to the non-breaching party, the breaching party shall be liable for compensating the non-breaching party for its actual loss.

If either Party hereto defaults on payment or repayment of the transfer price, or the formalities for discharge of pledge or registration of the transfer of Target Stock are delayed for reasons attributable to either Party hereto, the party in breach shall pay the non-breaching party a penalty at the rate of 0.05% of the relevant overdue sum or the price corresponding to the relevant shares for each and every day of such delay. If this Agreement is unilaterally rescinded owing to the fault of either party or if either party hereto rescinds this Agreement unilaterally before the fulfillment of this Agreement owing to those reasons other than the serious breach hereof by the other party hereto, the party in breach shall pay the non-breaching party a penalty equal to 30% of the total Transfer Price.

Article 10 Applicable Laws and Resolution of Disputes

10.1	This Agreement is governed by and construed in accordance with Chinese laws.

10.2	Any dispute arising from or in connection with this Agreement must be settled through negotiation by the Parties hereto, failing which, either party hereto may refer the case to Beijing Arbitration Commission for arbitration in Beijing.

10.3	The terms “dispute” used in this Article refers to any dispute between the Parties hereto with respect to validity of this Agreement, the interpretation of the contents hereof, performance hereof, liability for default, and alteration, rescission and termination of this Agreement.

Article 11 Apportionment of Taxes and Charges

Any and all taxes and charges involving the Transferor in this Equity Transfer, including, without limitation, enterprise income tax, stamp tax, commission, transfer fee, and any and all business tax, stamp tax, commission, transfer fee involving the Transferee in this Equity Transfer must be borne by them respectively.

Article 12 Effectiveness, Alteration and Rescission of Agreement

12.1	This Agreement becomes effective upon being signed (or sealed) and sealed with company chops by the legal representatives or authorized representatives of each party hereto. This Agreement may not be altered or rescinded unilaterally, unless the Parties hereto agree to do so through negotiation or the conditions therefor provided in laws and regulations or in this Agreement are satisfied. Any alteration or rescission of this Agreement must be made in written form by the Parties hereto.

12.2	For any other matters not covered hereunder, Party A and Party B shall make stipulations in written supplementary agreements.

12.3	In any one of the following circumstances, either party hereto or the two parties hereto may send the other party a written notification of rescission of this Agreement:

12.3.1	The goal of this Agreement is prevented by Force Majeure events from being achieved, either party hereto may rescind this Agreement;

12.3.2	If the goal of this Agreement is prevented by the breach of either party hereto from being achieved, the other party is entitled to rescind this Agreement unilaterally;

12.3.3	The registration of transfer of the Target Stock is not handled completely forty business days after the effective date of this Agreement, for any reason attributable to either party hereto;

12.3.4	Other circumstances for rescission hereof stipulated in this Agreement.

12.4	This Agreement is terminated in any one of the following circumstances:

12.4.1	All the obligations stipulated in this Agreement have been performed completely as stipulated herein;

12.4.2	This Agreement is rescinded.

Article 13 Miscellaneous Provisions

This Agreement is made in [twelve] identical copies, six for Party A (two for Party A1, Party A2 and Party A3, respectively), two for Party B, and the other copies are to be used in handling formalities for application and registration of transfer; each of the copies is of the equal legal force.

Appendix: Payment Method of Transfer Price

(Intentionally left blank below in this page)

Signature Page of this Agreement

Party A1: Beijing Hezhao Jiusheng Investment Co., Ltd.

/s/ Seal of Beijing Hezhao Jiusheng Investment Co., Ltd.

Legal representative or authorized representative (signature and seal)

/s/ Daofeng He

Signing date:

Signature Page of this Agreement

Party A2: Kunming Handing Shiji Enterprise Management Co., Ltd.

/s/ Seal of Kunming Handing Shiji Enterprise Management Co., Ltd.

Legal representative or authorized representative (signature and seal)

/s/ Seal of Daofeng He

Signing date:

Signature Page of this Agreement

Party A3: Tibet Shengju Investment Co., Ltd.

/s/ Seal of Tibet Shengju Investment Co., Ltd.

Legal representative or authorized representative (signature and seal):

/s/ Seal of Dongling Jiang

Signing date:

Signature Page of this Agreement

Party B: 58 Co., Ltd.

/s/ Seal of 58 Co., Ltd.

Legal representative or authorized representative (signature and seal):

/s/ Jinbo Yao

Signing date:

Appendix:

Payment Method of Transfer Price

It is agreed by the Parties hereto that the transfer price stipulated herein is to be paid in the following method:

1.	After the effectiveness of this Agreement, Party B is to pay the first installment (namely RMB 140,000,000, SAY CHINESE YUAN ONE HUNDRED AND FORTY MILLION ONLY) on the morning of June 26, 2018, for the equity transfer by remitting the sum to the bank account designated by Party A2.

2.	As of the effective date of this Agreement, the portion of the Target Stock held by Party A2 ([ 56,450,000 ] shares have been pledged) have been pledged to Soochow Securities Co., Ltd., and this pledge is to expire on June 26, 2018. The Parties hereto agree that after the effectiveness of this Agreement, Party A2 shall forthwith make relevant preparation and on the business day of receipt of the first installment under in the paragraph (1) of this Appendix attached hereto, Party A2 shall make an application to Soochow Securities Co., Ltd., in order to repay some loan and discharge the pledge of at least [ 35,000,000 ] shares of the Target Stock, and then Party A2 shall have Soochow Securities Co., Ltd. handle the formalities with China Securities Depository and Clearing Corporation Limited Shenzhen Branch for discharge of pledge of the portion of the Target Stock held by Party A2; and from the date on which such discharge is successfully made and such portion of the shares are returned to the account of Party A2, Party A2 shall cooperate with Party B in applying to China Securities Depository and Clearing Corporation Limited Shenzhen Branch for pledging [35,000,000 ] shares to Party B. On the condition that the first installment to be paid by Party B for the equity transfer has been paid duly, Party A2 shall ensure that it’s application for repayment and discharge of pledge to Soochow Securities Co., Ltd. will be responded and executed within [3 ] business days.

3.	Within [5] business days of the completion of formalities for pledge of the portion of the Target Stock held by Party A2, and by the date of July 6, 2018, Party B shall pay the second installment (namely RMB 360,000,000, SAY CHINESE YUAN THREE HUNDRED AND SIXTY MILLION ONLY) to the bank account designated by Party A1. The Parties hereto agree that after the effectiveness of this Agreement, Party A1 shall forthwith make relevant preparation and on the business day of receipt of the second installment for the equity transfer stipulated in the paragraph (3) of the Appendix attached hereto, Party A1 shall make an application to BOCI International (China) Limited, in order to repay the loan and discharge the pledge of at least [ 80,000,000 ] shares of the Target Stock. Then Party A1 shall have BOCI International (China) Limited handle the formalities with China Securities Depository and Clearing Corporation Limited Shenzhen Branch for discharge of pledge of the portion of the Target Stock held by Party A1; on the condition that Party B has duly paid the second installment for the equity transfer, Party A1 shall ensure that it’s application for repayment and discharge of pledge to BOCI International (China) Limited will be responded and executed within [3 ] business days and Party A1 shall concurrently have the all transferred Target Stock registered in the name of Party B. If, on the very date of completion of handling of the formalities for discharge, the registration of the transfer of the transferred Target Stock fails to be handled or the stipulated conditions for registration of transfer have not been fulfilled in this transaction, Party A1 shall, on the same date, cooperate with Party B in applying to China Securities Depository and Clearing Corporation Limited Shenzhen Branch for handling the formalities for pledging the [80,000,000 ] shares to Party B.

4.	After the formalities for pledge of [80,000,000 ] shares mentioned in the above paragraph are handled completely (if applicable), Party B shall, on the date immediately before the registration of the transfer of the Target Stock, pay the third installment (namely RMB 124,600,000, SAY CHINESE YUAN ONE HUNDRED AND TWENTY-FOUR MILLION SIX HUNDRED THOUSAND ONLY) for the equity transfer to the bank account designated by Party A3.

5.	The Parties agree and acknowledge that within five business days of the date on which the transfer of the Target Stock has been ratified by all the relevant examination and approval authorities including Shenzhen Stock Exchange and the Target Stock has been registered in the name of Party B as stipulated in this Agreement, Party B shall pay the residual transfer price for this Equity Transfer to the accounts designated by Party A, totaling RMB 443,400,000 (SAY CHINESE YUAN FOUR HUNDRED AND FORTY-THREE MILLION FOUR HUNDRED THOUSAND ONLY): to pay RMB[ 209,600,000 ] (SAY CHINESE YUAN TWO HUNDRED AND NINE MILLION SIX HUNDRED THOUSAND ONLY) to the bank account designated by Party A1; to pay RMB[ 109,200,000 ] (SAY CHINESE YUAN ONE HUNDRED AND NINE MILLION TWO HUNDRED THOUSAND ONLY) to the bank account designated by Party A2; and to pay RMB[ 124,600,000 ] (SAY CHINESE YUAN ONE HUNDRED AND TWENTY-FOUR MILLION SIX HUNDRED THOUSAND ONLY) to the bank account designated by Party A3.

6.	The account designated by Party A:

1)	The account designated by Party A1:

Account name: [  ]

Account number: [  ]

Account bank: Zhangyang sub-branch, Shanghai Branch, China Merchants Bank

2)	The account designated by Party A2:

Account name: [  ]

Account number: [  ]

Account bank: Zhangyang sub-branch, Shanghai Branch, China Merchants Bank

3)	The account designated by Party A3:

Account name: [  ]

Account number: [  ]

Account bank: Zhangyang sub-branch, Shanghai Branch, China Merchants Bank